UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)
N/A

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LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF MEMBERS TO BE HELD ON TUESDAY, MARCH 2, 2021

The following Notice of Change of Location of Annual Meeting of Members relates to and supplements the 2021 Notice of Annual Meeting of Members and Proxy Statement (the “Proxy Statement”) of Lincolnway Energy, LLC (the “Lincolnway”), filed with the Securities and Exchange Commission on January 21, 2021 and subsequently mailed or made available to the members of Lincolnway in connection with the solicitation of proxies by the Lincolnway Board of Directors for use at the 2021 annual meeting of shareholders (the “2021 Annual Meeting”) to be held on Tuesday, March 2, 2021 at 6:30 pm Central Time.

On February 1, 2021, Lincolnway issued the following press release related to a change to the location of the 2021 Annual Meeting. The following press release constitutes the Notice of Change of Location of Annual Meeting of Members relating to the Lincolnway 2021 Annual Meeting (the “Notice”).  As described in the Notice below, the 2021 Annual Meeting will now be held in a virtual only meeting format.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE:  Lincolnway Energy to Hold Virtual Only 2021 Annual Meeting of Members

Nevada, Iowa ----- February 1, 2021.  Lincolnway Energy, LLC (the “Lincolnway”) today announced that due to the continuing public health impact of the COVID-19 pandemic and to support the health and well-being of its members, employees and community, the 2021 Annual Meeting of Members (“2021 Annual Meeting”) will be held in a virtual meeting format only.  Members will not be able to attend the 2021 Annual Meeting in person. The date and time have not changed, and the 2021 Annual Meeting will continue to be held on Tuesday, March 2, 2021 at 6:30 p.m., Central Time.

Members of record at the close of business on the record date, January 21, 2021, are eligible to virtually attend the 2021 Annual Meeting. The items of business are the same as set forth in the 2021 Annual Meeting Notice and Proxy Statement previously mailed or made available to members (the “Proxy Materials”).

To participate in the 2021 Annual Meeting, members must register for the meeting by going to the following website https://attendee.gotowebinar.com/register/7506615884406769421 at any time before the meeting and completing the registration form. After registering for the 2021 Annual Meeting, members will receive a confirmation email containing information on how to join the virtual meeting including an access code needed to join the 2021 Annual Meeting.  Registration will also include a telephone number that can be used to call in and listen to the 2021 Annual Meeting if a member does not wish to participate in the videoconference format. Members may also go to  the Lincolnway website at www.lincolnwayenergy.com, click on the Investor tab and then the Annual Meeting 2021 tab  to access the registration link for the 2021 Annual Meeting.

Members may ask questions during the 2021 Annual Meeting by typing in questions at any time during the presentation into the questions box on the right of the presentation display screen. There will be no investor audio available. Questions will be answered at the end of the 2021 Annual Meeting.

Whether or not members plan to virtually attend the 2021 Annual Meeting, Lincolnway urges members to vote and submit their proxy card in advance of the 2021 Annual Meeting.  The proxy card included in the Proxy Materials previously mailed or made available to members will not be updated and members may continue to use the proxy card to vote in connection with the 2021 Annual Meeting.  In order to be valid, a member’s proxy card must be signed by the registered holder of record of the units voted and must be received at Lincolnway’s principal office before 3:00 p.m. on March 2, 2021.

The Proxy Materials along with the proxy card are available under the Investors – Annual Meeting 2021 tab on our website at www.lincolnwayenergy.com.

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About Lincolnway Energy, LLC:
Lincolnway is an Iowa limited liability company that operates a 50,000,000-gallon dry mill ethanol plant located in Nevada, Iowa. Lincolnway has been processing corn into fuel grade ethanol and distillers grains at the plant since May 2006.

Contact:
Jeff Kistner, Interim CFO
Lincolnway Energy, LLC
515.232.1010